UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2011
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3711 South MoPac Expressway
Building Two
Austin, Texas 78746
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of SolarWinds, Inc. (the “Company”) approved changes effective April 1, 2011 to the base salary and target bonus for the Company’s principal executive officer, principal financial officer and another named executive officer as follows (all amounts are denominated in United States dollars except for those of Douglas G. Hibberd which are denominated in Australian dollars):

Officer	Title	Base Salary	Target Bonus
Kevin B. Thompson	President and Chief Executive Officer	350,000	400,000
Michael J. Berry	Senior Vice President and Chief Financial Officer	325,000	200,000
Douglas G. Hibberd	Senior Vice President, Engineering and General Manager, Asia-Pacific	270,000	140,000

The Committee also approved the below-listed annual grant of equity-based incentives to the same executive officers pursuant to the Company’s 2008 Equity Incentive Plan and its related forms of agreements, copies of which were previously filed with the Securities and Exchange Commission.

Officer	Stock Options(1)	Restricted Stock Units(2)
Kevin B. Thompson	93,800	53,100
Michael J. Berry	24,000	13,600
Douglas G. Hibberd	23,500	13,300
__________

(1)
All options granted have an exercise price equal to the closing price per share of the Company’s common stock on the date of grant.  One-fourth of each stock option will vest on the first anniversary of the date of grant, with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable date.

(2)
Represents the right to receive one share of the Company’s common stock per restricted stock unit. One-fourth of the restricted stock units will vest on the each of the first four anniversaries of the date of grant, subject to continued service through each applicable date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.
Date: January 6, 2011	By: /s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer